SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2011

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey		07974
(Address of Principal Executive Office)		(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 30, 2011, C. R. Bard, Inc. (the “Company”) announced that it has reached agreements in principle with various plaintiffs’ law firms to settle the majority of its existing Hernia Product Claims (as described below). Based on these events, the Company expects to incur a charge of approximately $184 million ($181 million after tax) in the second quarter of 2011 which will recognize the estimated costs of settling all Hernia Product Claims, including asserted and unasserted claims, and costs to administer the settlements. This charge excludes any costs associated with pending putative class action lawsuits. The agreements with the various plaintiffs’ law firms are subject to certain conditions, including requirements for participation in the proposed settlements by a certain minimum number of their respective clients.

“Hernia Product Claims” refers to individual lawsuits and non-litigated claims, as well as putative class actions filed or asserted against the Company, with respect to its Composix® Kugel® and certain other hernia repair implant products. The Hernia Product Claims generally seek damages for personal injury resulting from use of the products. The Company voluntarily recalled certain sizes and lots of the Composix® Kugel® products beginning in December 2005. See the Company’s March 31, 2011 Form 10-Q for more detailed information about the Hernia Product Claims.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “intend”, “plan”, and other words of similar meaning in connection with any discussion of the Company’s future operating or financial performance, or corporate actions, events or results. Many factors may cause actual results to differ materially from anticipated results including failure of plaintiffs’ law firms to obtain participation from their clients, adverse verdicts in subsequent trials and/or new lawsuits and/or claims exceeding the Company’s estimates. Actual costs may be higher or lower than the amount of the charge. The Company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in the Company’s March 31, 2011 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)
Date: June 30, 2011	/s/ Stephen J. Long
Stephen J. Long
Vice President and General Counsel